Exhibit 99.1

R.H. Donnelley Announces Board Changes

    CARY, N.C.--(BUSINESS WIRE)--Nov. 3, 2004--R.H. Donnelley
Corporation (NYSE:RHD), a leading yellow pages publisher and directional media company, today announced the following changes to its Board.

    Edwina D. Woodbury elected to R.H. Donnelley Board of Directors

    Edwina D. Woodbury has been elected as a Director of the RHD Board effective November 1. She will become a member of the RHD Audit & Finance Committee effective November 15.
    Woodbury has served as CEO and President of The Chapel Hill Press, Inc. since 1999. Previously, she held various positions at Avon Products, Inc. including Executive Vice President, Global Business Process Redesign, Executive Vice President, Chief Financial and Administrative Officer, Corporate Vice President, Worldwide Operations Analysis, Assistant Controller, Corporate Planning and Analysis, and various accounting and planning positions dating back to 1977. Woodbury's career began as a member of the Audit Staff at Peat, Marwick, Mitchell & Co., where she served from 1973 to 1977.
    "We are delighted to have Edwina join us on our Board," said David
C. Swanson, CEO and Chairman of RHD. "Her experience and in-depth knowledge of business, finance, operations and strategic planning, particularly in a sales and marketing environment, will make her a valued advisor."
    "I look forward to serving as a Director of this exciting directional media company," said Woodbury. "RHD has a proven track record in an interesting and evolving industry. The company has an exciting future that I look forward to being a part of, as a member of their Board of Directors."
    Woodbury also sits on the Board at RadioShack Corporation. She received a B.S. in Business Administration/Accounting at the University of North Carolina at Chapel Hill.
    Woodbury's appointment replaces that of Carol J. Parry, who retired as a Director on RHD's Board effective November 1, having served since June 1998.
    "We want to express our deep appreciation to Carol for her service to our Board," said Swanson. " Her insightful finance and economic development expertise, as well as her tenure as Chair of RHD's Corporate Governance Committee, was very helpful in leading RHD through the bold steps we have taken over the past few years.
    RHD Board member David Veit has been appointed to serve as Chair of RHD's Corporate Governance Committee effective with Carol's retirement.

    Presiding Independent Director Named for R.H. Donnelley Board

    Robert Kamerschen has been appointed Presiding Director of the Board, effective November 1. As the Presiding Director, Kamerschen will serve as the liaison between the independent members of the Board and the Chairman and Chief Executive Officer with respect to all Board matters, as well as a central point of contact for shareholders and other constituents to interact with the independent members of the Board. Kamerschen's duties include chairing executive sessions of independent directors, coordinating with the Chairman and CEO with respect to all Board matters, and participation with the relevant Committee Chairs in Board recruitment and the annual CEO and Board evaluation processes. Kamerschen has served as a director of the company since June 1998.
    "Here at RHD we have always subscribed to strong corporate governance and firmly believe that we have been at the forefront of evolving best practices in this area," said David C. Swanson, CEO and Chairman of RHD. "Our focus has been instrumental in our success over the years. We are pleased to continue that tradition as our Board implements the recent recommendation of a Blue Ribbon Commission convened by the National Association of Corporate Directors. We feel this is an important position to help integrate the independent work of the Board into an effective governance structure."
    Swanson continued, "Kam has been a leader on our Board since 1998 when we became an independent publicly held company. His extensive and aggressive involvement in corporate governance policies has been extremely valuable to the company over the years. We believe that his appointment as Presiding Director will enable us to take full advantage of his expertise in these and other areas as we continue to grow our business and remain on the leading edge of solid governance principles."
    "I am honored to accept this responsibility, and treat it very seriously" said Kamerschen. "RHD is doing some amazing things, and I am proud to be associated with this company. Corporate governance here is among the best I've encountered. RHD has been going through a very successful transformation to a leading directional media company, and I am very pleased with the direction the company is going."
    Kamerschen is a senior advisor and private investor. He was CEO and Chairman of DIMAC Corporation, a direct marketing services company, where he served from October 1999 until January 2002 when that company was sold. Previously, he retired as CEO and Chairman of ADVO, Inc., a leading full service targeted direct mail marketing services company. He served as Chairman from 1989 to 1999, and CEO since 1988. . Before that, Kamerschen served in key senior leadership roles in a number of prominent sales and marketing driven businesses involving significant turnaround and/or transformation initiatives.
    Kamerschen currently serves on the boards of IMS Health Incorporated, Linens 'N' Things Inc., MDC Partners, Inc., Vertrue Inc., formerly MemberWorks, Inc. and Radio Shack Corporation.

    About R.H. Donnelley

    RHD publishes 389 directories, with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes 260 directories under the Sprint Yellow Pages(R) brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes 129 directories under the SBC(R) Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint markets under the Best Red Yellow Pages(R) brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. RHD also sells local advertising in Illinois and Northwest Indiana onto SBC's www.SMARTpages.com. For more information, please visit R.H. Donnelley at www.rhd.com.

    Safe Harbor Provision

    Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption "Outlook" are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media;
(5) our ability to successfully integrate the business recently acquired from SBC; (6) reliance on and extension of credit to small- and medium-sized businesses; (7) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (8) general economic conditions and consumer sentiment in our markets; and (9) fluctuations in the price and availability of paper.

    CONTACT: R.H. Donnelley
             Lara Travars, 919-297-1132